Exhibit 10.3

Execution Copy

FOURTH AMENDMENT TO NOTE AGREEMENT

This Fourth Amendment, dated March 10, 2004 (this “Amendment”), is made to that Second Consolidated, Amended and Restated Note Agreement dated as of September 27, 2002, as amended as of January 29, 2003, as of February 11, 2003 and as of February 11, 2004 (as so amended, the “Note Agreement”), among Gold Kist Inc., a cooperative marketing association organized and existing under the laws of the State of Georgia (the “Company”), The Prudential Insurance Company of America (“Prudential”) and the Gateway Recovery Trust. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement.

WHEREAS, the parties hereto have executed and delivered that certain Note Agreement;

WHEREAS, the Company has requested that Prudential amend certain provisions of the Note Agreement and Prudential has agreed to do so on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. Amendments. Pursuant to paragraph 11C of the Note Agreement, the Company and the Required Holders hereby agree the Note Agreement is amended as follows:

1. Paragraph 4A. Paragraph 4A is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“4A. Required Prepayments.

(b) Required Prepayments of Series B Exchange Notes. Until the Series B Exchange Notes shall be paid in full, the Company shall apply to the prepayment of the Series B Exchange Notes, without Yield-Maintenance Amount, the sum of $2,727,272.73 commencing on February 11, 2003 and each February 11 thereafter to and including February 11, 2010, and such principal amounts of the Series B Exchange Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series B Exchange Notes, together with interest accrued thereon, shall become due on May 30, 2010. The maturity date of the Series B Exchange Notes will be amended accordingly.

(c) Required Prepayments of Series C Exchange Notes. Until the Series C Exchange Notes shall be paid in full, the Company shall apply to the prepayment of the Series C Exchange Notes, without Yield-Maintenance Amount, the sum of $2,272,727.27 commencing on May 30, 2003 and each May 30 thereafter to and including May 30, 2009, and such principal amounts of the Series C Exchange Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series C Exchange Notes, together with interest accrued thereon, shall become due on May 30, 2010. The maturity date of the Series C Exchange Notes will be amended accordingly.

2. Paragraph 4B. Paragraph 4B is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“4B. Optional Prepayment With Yield-Maintenance Amount The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part. Such prepayments shall be made (i) in integral multiples of $100,000 and in a minimum amount of $1,000,000, (ii) at the option of the Company and (iii) upon a holder’s election under paragraph 5K, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.”

3. Paragraph 5A(1). Paragraph 5A(1) is hereby modified and amended by deleting clause (i) in its entirety and substituting the following in lieu thereof:

“(i) as soon as practicable and in any event within 30 days after the end of each of the first eleven months of each Fiscal Year (Other than those months corresponding to the end of a Fiscal Quarter) and within 45 days (or such additional number of days, not to exceed 5, by which the required filing of financial statements with the SEC is automatically extended under the SEC’s filing requirements) after the end of each month corresponding to the end of a Fiscal Quarter,

(a) statements of operations, patrons’ and other equity and comprehensive income (loss) and cash flows for such month and if the last day of such month is also the last day of a Fiscal Quarter, for such Fiscal Quarter and for the period from the beginning of the current Fiscal Year to the end of such month or Fiscal Quarter, as applicable, and

(b) balance sheet as at the end of such month or Fiscal Quarter, as applicable,

setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year, all in reasonable detail and satisfactory in form to the Required Holder(s). The foregoing shall be certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries as of the end of such period and the results of their operations for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the inclusion of abbreviated footnotes;”

4. Paragraph 5A(1). Paragraph 5A(1) is hereby modified and amended by deleting clause (ii) in the entirety and substituting the following in lieu thereof:

“(ii) as soon as practicable and in any event within 90 days (or such additional number of days, not to exceed 5, by which the required filing of financial statements with the SEC is automatically extended under the SEC’s filing requirements) after the end of each Fiscal year,

(a) statements of operations, patrons’ and other equity and comprehensive income (loss) and cash flows for such year, and

(b) a balance sheet as at the end of such year,

setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s) and reported on by independent public accountants of recognized standing selected by the Company whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required Holder(s); provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to the Consolidated statements;”

5. Paragraph 5F. Paragraph 5F is hereby modified and amended by deleting clause (i) in its entirety and substituting the following in lieu thereof:

“(i) preserve, renew and keep in full force and effect the corporate existence of the Company and its Subsidiaries (other than those Subsidiaries, including GK Peanuts, Inc. and Agvestments, Inc., not material to the financial condition, business or operations of the Company and its Subsidiaries taken as a whole, so long as any and all assets of such subsidiaries are contributed or otherwise transferred to the Company or another Subsidiary that is a party to the Subsidiary Guaranty Agreement), provided, however, that (a) the Company may, upon at least 30 days’ prior written notice to the Noteholders, enter into a Permitted Conversion Transaction, so long as (1) if an entity other than the Company is the surviving corporation, the requirements of paragraph 6F(i) are satisfied or (2) if the Company is the surviving corporation, the Noteholders shall have received from the Company at the time of the completion of such Permitted Conversion Transaction and in form and substance satisfactory to the Noteholders (A) a ratification and confirmation of the Company’s obligations under the Notes and under the other Related Documents, (B) such other documents (including, without limitation, Uniform Commercial Code financing statements) as the Noteholders may reasonably request, (C) an opinion of counsel, acceptable to the Noteholders, confirming (x) the due organization of the Company and (y) that the Related Documents to which the Company is a party are in full force and effect and covering such other matters as the Noteholders may reasonably request, (D) evidence that all parties to the Intercreditor Agreement have consented to the Permitted Conversion Transaction (to the extent such consent is required) and (E) evidence that the Liens on the Collateral in favour of the Secured Parties (as defined in the Security Agreement) are first priority perfected Liens as required by the Security Documents;”

6. Paragraph 5J. Paragraph 5J is hereby modified and amended by deleting Paragraph 5J in its entirety and substituting the following in lieu thereof:

“5J. Other Senior Debt. On and after the date of this Agreement, the Company shall (i) maintain at all times a credit facility or facilities providing at least $75,000,000 in aggregate commitments available under a revolving loan facility and (ii) maintain at all times at least $125,000,000 of term loans or term notes having a remaining term of at least two years and otherwise in form and substance satisfactory to Prudential.”

7. Paragraph 5K. Paragraph 5K is hereby modified and amended by deleting clauses (a) and (b) in Paragraph 5K(i) in their entirety and substituting the following in lieu thereof:

“(a) in an amount equal to 100% of the Net Proceeds of Stock or the net proceeds received from any offering by the Company or any Consolidated Subsidiary of Subordinated Debt (other than an offering that increases the outstandings under the Company’s—Subordinated Loan Certificates or Subordinated Capital Certificates of Interest in existence prior to the effective date of this Agreement and described on Schedule 5K hereto). Such prepayment shall be due immediately upon the receipt by the Company or any Consolidated Subsidiary of such net proceeds.

(b) in amounts equal to (i) 100% of the net proceeds from any sale or other disposition by the Company of any inventory (other than sales of inventory in the ordinary course) and (ii) 100% of the net proceeds from any other sale or other disposition (other than sales of inventory in the ordinary course of business, any sale of the assets of the Pork Division, any sale or other disposition of the SSC Securities (except as required by clause (c) below) and any sale or dispositions permitted by paragraph 6F(iv)), or series of related sales or dispositions, by the Company of any assets not otherwise referenced above in this paragraph 5K(i)(b), where the net proceeds exceed $5,000,000 for any such sale or $10,000,000 in the aggregate for all such sales. Each such prepayment of net proceeds shall be due immediately upon the receipt by the Company of such net proceeds.

(c) in amounts equal to 100% of the net proceeds from the sale or other redemption of the SSC Securities if the Company would be otherwise obligated to use any portion of such net proceeds to redeem any of the Senior Unsecured Notes under the Senior Unsecured Note Documents. Each such prepayment of net proceeds shall be due immediately upon the receipt by the Company of such net proceeds.”

8. Paragraph 5L. Paragraph 5L is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“5L. Annual Projections. On the same date the Company delivers the financial information required to be delivered pursuant to paragraph 5A(1)(ii) hereof with respect to the 2004 Fiscal Year and each Fiscal Year thereafter, the Company shall deliver to each Noteholder annual projections for the following Fiscal Year, which include (i) a statement of all the material assumptions on which such projections are based and (ii) quarterly consolidated and consolidating statements of income, cash flow and balance sheets.”

9. Paragraph 5M. Paragraph 5M is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“5M. Reserved.”

10. Paragraph 5N. Paragraph 5N is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“5N. Reserved.”

11. Paragraph 5O. Paragraph 5 is hereby modified and amended by adding the following paragraph 5O at the end thereof:

“5O. Excess Cash Flow Amount. Within 120 days after the end of each Excess Cash Flow Period (as defined in the Senior Unsecured Note Indenture), the Company shall calculate the Excess Cash Flow Amount (as defined in the Senior Unsecured Note Indenture) for such Excess Cash Flow Period and (a) use such Excess Cash Flow Amount to prepay Senior Indebtedness (as defined in the Senior Unsecured Note Indenture; but excluding the Senior Unsecured Notes to the extent the Senior Unsecured Notes constitute Senior Indebtedness under the Senior Unsecured Note Indenture), (b) deposit such Excess Cash Flow Amount in the Pledged Deposit Account (as defined in the Security Agreement) or (c) use or deposit such Excess Cash Flow Amount in any combination of clauses (a) and (b) of this Paragraph 5O. Any prepayment by the company of the Notes as described in this Paragraph 5O shall be accompanied by a notice from the Company to Prudential indicating that such prepayment is being made with all or any portion of the Excess Cash Flow Amount.”

12. Paragraph 6A(1). Paragraph 6A(1) is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6A(1). Minimum Consolidated Tangible Net Worth. The Company’s Consolidated Tangible Net Worth (less any gain or loss as a result of accumulated other comprehensive income, as defined by GAAP) shall at all times, be at least $180,000,000, plus the sum of (i) 50% of the Reported Net Income of the Company and its consolidated Subsidiaries (to the extent positive) for the third Fiscal Quarter of the 2004 Fiscal Year, and each Fiscal Quarter thereafter on a cumulative basis (taken as one accounting period), but excluding from such calculations of Reported Net Income for purposes of this clause (i) any Fiscal

Quarter in which the Reported Net Income of the Company and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after June 28, 2003.”

13. Paragraph 6A(3). Paragraph 6A(3) is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6A(3). Fixed Charge Coverage Ratio. Commencing with the third Fiscal Quarter of the 2004 Fiscal Year, the Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than 1.80 to 1.00, calculated on a quarterly basis.”

14. Paragraph 6A(4). Paragraph 6A(4) is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6A(4). Senior Debt Coverage Ratio. The Company shall not permit the Senior Debt Coverage Ratio to be greater than the ratio set forth opposite the relevant Fiscal Quarter in the following table:

Fiscal Quarter	Ratio

Third Quarter Fiscal Year 2004	4.00 to 1.00
Fourth Quarter Fiscal Year 2004	3.75 to 1.00
First Quarter Fiscal Year 2005	3.50 to 1.00
Second Quarter Fiscal Year 2005 and thereafter”	3.25 to 1.00

15. Paragraph 6A(6). Paragraph 6A(6) is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6A(6). Interest and Lease Coverage Test. The Company shall not permit the ratio of (i) EBIT plus Consolidated Lease Expense, in each case for the period of eight Fiscal Quarters of the Company most recently ended at such time, to (ii) Consolidated Interest Expense plus Consolidated Lease Expense for such period to be less than the ratio set forth opposite the relevant Fiscal Quarter in the following table:

Fiscal Quarter	Ratio

Third Quarter Fiscal Year 2004	1.00 to 1.00
Fourth Quarter Fiscal Year 2004	1.00 to 1.00
First Quarter Fiscal Year 2005	1.00 to 1.00
Second Quarter Fiscal Year 2005 and thereafter”	1.25 to 1.00

16. Paragraph 6A(7). Paragraph 6A(7) is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6A(7). Consolidated Total Debt to EBITDA. The Company shall not permit the ratio of Consolidated Total Debt as of the end of any Fiscal Quarter of the Company to the sum of EBITDA for the Fiscal Quarter then ending and the preceding seven Fiscal Quarters (divided by two), to be greater than the ratio set forth opposite the relevant Fiscal Quarter in the following table:

Fiscal Quarter	Ratio

Third Quarter Fiscal Year 2004	5.00 to 1.00
Fourth Quarter Fiscal Year 2004	5.00 to 1.00
First Quarter Fiscal Year 2005	5.00 to 1.00
Second Quarter Fiscal Year 2005	4.50 to 1.00
Third Quarter Fiscal Year 2005	4.00 to 1.00
Fourth Quarter Fiscal Year 2005 and thereafter”	3.50 to 1.00

17. Paragraph 6A(8). Paragraph 6A(8) is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6A(8). Reserved.”

18. Paragraph 6B. Paragraph 6B is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6B. Limitation on Restricted Payments. The Company will not pay or declare any dividend or make any other distribution on or on account of any class of its Stock or other equity or make cash distributions of equity (including cash patronage refunds), or make interest payments on equity, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its Stock or other equity, or redeem, purchase or otherwise acquire, directly or indirectly, any Senior Unsecured Notes or any Subordinated Debt, including, but not limited to, its Subordinated Capital Certificates of Interest and Subordinated Loan Certificates (except required redemptions as provided in the indentures pursuant to which such Subordinated Debt was issued), or permit any Subsidiary to do any of the above (all of the foregoing being herein called “Restricted Payments”) except that the Company may make (i) cash patronage refunds in an amount, for each Fiscal Year, not to exceed 10% of the member earnings for such Fiscal Year prior to a Permitted Conversion Transaction permitted under Paragraph 5F, and (ii) present value cashing retirement and death payments (net of any amount the Company receives as insurance proceeds) in an aggregate amount not to exceed $5,000,000 in any Fiscal Year; provided that the Company shall not make any Restricted Payments upon the occurrence and during the continuance of a Default or Event of Default. So long as no Default or Event of Default shall have occurred and be continuing, there shall not be included in the definition of Restricted Payments: (x) dividends paid, or distributions made, in Stock of the Company or (y) exchanges of Stock of one or more classes of the Company, except to the extent that cash or other value is involved in such exchange. Moreover, nothing in this

Paragraph 6B shall prevent any Subsidiary from making any Restricted Payments to the Company or to any other Related Party that directly owns Stock of such Subsidiary. The term “equity” as used in this Paragraph 6B shall include the Company’s common stock, preferred stock, if any, other equity certificates, and notified equity accounts of patrons.”

19. Paragraph 6C. Paragraph 6C is hereby modified and amended by deleting clause (v) in its entirety and substituting the following in lieu thereof:

“(v) Reserved.”

20. Paragraph 6D. Paragraph 6D is hereby modified and amended by deleting clauses (xv), (xvi) and (xvii) in their entirety and substituting the following in lieu thereof:

“(xv) Reserved;

(xvi) have increases in existing investments arising from non-cash notified equity or other equity methods of accounting for equity increases which are non-cash;

(xvii) make or permit to remain outstanding investments in any money market fund that invests only in investments described in subsections (iii), (iv), (v), (vi), (vii), or (viii) of this Paragraph 6D; and

(xviii) if such Subsidiary is a party to the Subsidiary Guaranty Agreement, guarantee the obligations of the Company under the Senior Unsecured Notes.”

21. Paragraph 6F. Paragraph 6F is hereby modified and amended by deleting clauses (i), (ii), (iii) and (iv) in their entirety and substituting the following in lieu thereof:

“(i) any Subsidiary may merge with (a) the Company, provided that the Company shall be the continuing or surviving corporation, unless such merger is in connection with a Permitted Conversion Transaction, in which case such Subsidiary may be the surviving corporation so long as at the time of the completion of such Permitted Conversion Transaction (1) such Subsidiary assumes all of the obligations of the Company under the Notes and the other Related Documents in form and substance acceptable to the Noteholders, (2) such Subsidiary executes and delivers to the Noteholders the Security Agreement and such other agreements, instruments and documents requested by the Noteholders, including, without limitation, Uniform Commercial Code financing statements and title insurance policies, in form and substance satisfactory to the Noteholders, and (3) an opinion of counsel, acceptable to the Noteholders, is delivered to each Noteholder confirming the due organization of such Subsidiary, the enforceability of the agreements, instruments and documents described in clause (2) above, and such other matters as the Noteholders may reasonably request, or (b) any one or more other Subsidiaries provided that if any Related Party is party to such merger, a Related party shall be the continuing or surviving corporation;

(ii) any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Company or another Related Party; and

(iii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets subject to the conditions specified in paragraph 6E with respect to a sale of the Stock of such Subsidiary; and

(iv) the Company may sell or otherwise dispose of its interests in Agratech Seeds Inc., a Georgia corporation, provided, that (x) the net proceeds of any such sale or other disposition, if any, are contributed to the Company, or (y) such sale or disposition results in favorable federal tax treatment, or a federal tax deduction pursuant to Section 170 of the Code.”

22. Paragraph 6G. Paragraph 6G is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6G. Sale and Lease-Back. The Company shall not, and shall not permit any Subsidiary to, enter into any arrangement, with any Person or under which such other Person is a party, providing for the leasing by the Company or any Subsidiary of real or personal property, used by the Company or any Subsidiary in the operations of the Company or any Subsidiary, that has been or is sold or transferred by the Company or any Subsidiary to any other Person to whom funds have been or are to be advanced by such other Person on the security of such rental obligations of the Company or such Subsidiary except to the extent that the total amount of such arrangements involve, at any one time, assets or property that constitute an amount equal to or less than ten percent (10%) of Consolidated Capital Assets; provided, however, that the Company shall not and shall not permit any Subsidiary to enter into any sale and leaseback transaction with respect to 244 Perimeter Center Parkway, Atlanta, Georgia, unless the Company certifies to the Noteholders that the obligations under the Notes and under the other Related Documents constitute “Senior Indebtedness” under the Senior Unsecured Note Indenture at the time of such sale and leaseback transaction and at all times thereafter.”

23. Paragraph 6K. Paragraph 6K is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6K. Capital Expenditures. The Company and its Subsidiaries shall not, on a consolidated basis, directly or indirectly, make Capital Expenditures in excess of the lesser of (a) for the fiscal year ending (i) 2004, $75,000,000, (ii) 2005, $75,000,000 plus the Capital Expenditure Carry Forward Amount, if any, (iii) 2006, $75,000,000 plus the Capital Expenditure Carry Forward Amount, if any and (iv) 2007 and each fiscal year thereafter, $75,000,000 plus the Capital Expenditure Carry Forward Amount, if any, and (b) the aggregate amount of Capital Expenditures permitted for such fiscal year pursuant to Section 4.14 of the Senior Unsecured Note Indenture.”

24. Paragraph 6L. Paragraph 6L is hereby modified and amended by deleting clauses (iv), (v), (vi), (vii) and (viii) in their entirety and substituting the following in lieu thereof:

“(iv) Indebtedness for Money Borrowed in existence on the date hereof, and set forth on Schedule 6L;

(v) Subordinated Debt;

(vi) unsecured Indebtedness for Money Borrowed owing by any Related Party to any other Related Party;

(vii) reimbursement obligations under letters of credit issued by any of the lenders under the Bank Agreement, provided that the aggregate principal amount of such reimbursement obligations does not exceed $25,000,000 at any one time (exclusive of Letters of Credit issued under the Bank Agreement); and

(viii) Indebtedness for Money Borrowed existing under the Senior Unsecured Notes in a principal amount not exceeding $200,000,000 plus interest and fees related thereto.”

25. Paragraph 6M. Paragraph 6M is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

“6M. Transaction with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (i) in the ordinary course of and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person other than an Affiliate, or (ii) transactions between Related Parties.”

26. Paragraphs 6P, 6Q and 6R. Paragraph 6 is hereby modified and amended by adding the following paragraphs 6P, 6Q and 6R at the end thereto:

“6P. Amendments. The Company shall not enter into any amendment or waiver of the Senior Unsecured Note Documents without the prior written consent of the Noteholders, which consent shall not be unreasonably withheld.”

“6Q. Anti-Terrorism Laws. Neither the Company nor any Affiliate of the Company or agent of the Company shall: (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. The Company shall deliver to the Noteholders any certification or other evidence requested from time to time by the Noteholders confirming the Company’s compliance with this paragraph 6Q.”

“6R. Prepayments of Indebtedness for Money Borrowed. The Company shall not, and shall not permit any Subsidiary to, withdraw or transfer any funds on deposit in the Pledged Deposit Account except (a) as may be required to pay service charges incurred in the ordinary course by the depository institution at which the Pledged Deposit Account is maintained, (b) so long as there is no Default or Event of Default occurring or continuing, to make scheduled payments of Indebtedness for Money Borrowed under the Notes, the CoBank Agreements (as defined in the Intercreditor Agreement) or the Bank Agreement, or any combination thereof, as elected by the Company, (c) to withdraw accrued interest credited to such account, to the extent permitted by the Senior Unsecured Note Indenture, or (d) with the prior written consent of the Required Secured Parties (as defined in the Intercreditor Agreement).”

27. Paragraph 7A. Paragraph 7A is hereby modified and amended by deleting clause (v) in its entirety and substituting the following in lieu thereof:

“(v) the Company fails to perform or observe any agreement contained in paragraphs 5A, 5E, 5F, 5I, 5K, 5L or 6; or”

28. Paragraph 10. (a) Paragraph 10 is hereby modified and amended by inserting the following definitions in appropriate alphabetical order thereto (and deleting any existing definitions of any of the following in their respective entirety):

“Affiliate” shall mean, with respect to any Person, a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Bank Agreement” shall mean that certain Fourth Amended and Restated Credit Agreement dated as of the date hereof among the Company, various banks, lending institutions and institutional investors party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Agent, and the other agents party thereto, as it may be amended, modified or supplemented in a manner acceptable to Prudential.

“Blocked Person” shall mean (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (v) a Person or entity that is named as a “specially designated national” on the most current list published by OFAC as its official website or any replacement website or other replacement official publication of such list; or (v) a Person or entity who is affiliated with a Person or entity listed above in clauses (i) - (iv).

“Capital Expenditure Carry Forward Amount” shall mean, to the extent positive, for any fiscal year, a carry forward amount equal to $75,000,000 less the aggregate amount of Capital Expenditures made pursuant to paragraph 6K in the immediately preceding Fiscal Year.

“Change of Control” shall mean the occurrence of any of the following events:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (for the purposes of his clause (a), any person shall be deemed to beneficially own any Voting Stock of an entity (the “specified entity”) held by any other entity (the “parent entity”), if such other person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity);

(b) at any time after the Conversion Date, individuals who on the Conversion Data constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors on the Conversion Date or whose election or nomination for election was previously so approved) of the Company cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(c) the adoption of a plan relating to the liquidation or dissolution of the Company;

(d) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (i) in the case of a merger or consolidation transaction, such transaction is otherwise permitted hereunder and holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, such transaction is otherwise permitted hereunder and each transferee becomes a Related Party and a Subsidiary of the transferor of such assets; or

(e) any “Change of Control” (as defined in the Senior Unsecured Note Indenture) under the Senior Unsecured Note Documents.

“Conversion Date” shall mean the date on which the Company consummates a transaction (or series of transactions) pursuant to which the status of the Company is changed to a for-profit corporation and the Company ceases to have the status of a cooperative under Subchapter T of the Code.

“Environmental Laws” shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including, without limitation, any Hazardous Substances, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substances, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, or (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation, (i) the Clean Air Act (42 U.S.C. § 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. § 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. § 9601 et seq.).

“Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Intangible Assets” of a person, shall mean the non-current, non-physical assets of such Person that entitle such Person to certain legal rights or competitive advantages, and shall include copyrights, trademarks, tradenames and other intellectual property, franchises, goodwill (to the extent positive), organizational costs, licenses and permits and in connection with the Company, shall include the SSC Securities but shall exclude any accrual, reserve or entry for deferred pension obligations in an aggregate amount not to exceed $ 15,000,000 at any time.

“Intercreditor Agreement” shall mean that certain Third Amended and Restated Intercreditor Agreement dated as of even date herewith among the Company, the Secured Parties (as defined in the Security Agreement), and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Agent for the lenders under the Bank Agreement and as collateral agent, as amended, modified, supplemented or restated from time to time in accordance with its terms.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Permitted Conversion Transaction” shall mean any transaction (or series of related transactions) the sole purpose of which is to change the status of the Company to a for-profit corporation organized under the laws of a state of the United States; provided, however, that (a) immediately prior to and after giving effect to such transaction (or series or related transactions), no Event of Default shall have occurred and be continuing, (b) after giving effect to such transaction (or series of related transactions), 100% of the issued and outstanding shares of capital stock of the Company will be held by Persons who were holders of written notices of allocation immediately prior to such transaction (or series of related transactions) and (c) such transaction (or series of related transactions) is approved by the requisite percentage of the members of the Company under Georgia law.

“Related Party” shall mean the Company and each wholly-owned Subsidiary of the Company whose Stock is pledged to the Collateral Agent pursuant to the Security Agreement (or a supplement thereto), and that has executed and delivered the Security Agreement (or a supplement thereto), and the Subsidiary Guaranty Agreement (or a supplement thereto) to Prudential, together with all applicable financing statements required under the Uniform Commercial Code, and such opinions of counsel and other documents as may be reasonably required by prudential; provided, however, that GK Insurance Company, a Vermont corporation, shall not be a Related Party.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Security Agreement” shall mean that certain Third Amended and Restated Security Agreement dated as of even date herewith executed by the Company and certain of its Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties (as defined therein), in form and substance satisfactory to the holders of the Notes, as originally executed or as from time to time supplemented, amended, restated, renewed, extended or otherwise modified.

“Senior Unsecured Note Documents” means, collectively, the Senior Unsecured Note Indenture, the Senior Unsecured Notes and such other documents (in form and substance satisfactory to the Noteholders) executed by the Company in connection therewith.

“Senior Unsecured Note Indenture” means that certain Indenture with respect to the issuance of the Senior Unsecured Notes, dated as of March 10, 2004, between the Company and U.S. Bank, National Association, as trustee, in form and substance satisfactory to the Noteholders.

“Senior Unsecured Notes” shall mean those certain 10.25% Senior Notes in the principal amount of $200,000,000 due March 15, 2014, issued pursuant to the Senior Unsecured Note Indenture.

“Total Debt” shall mean, as to any Person, and include without duplication:

(i) all Indebtedness for Money Borrowed, including, without limitation, purchase money mortgages, Capital Leases, any asset securitization programs that are not non-recourse, conditional sales contracts and similar title retention debt instruments (including any current maturities of such indebtedness), which under GAAP is shown on the balance sheet as a liability (but excluding reserves for deferred income taxes and other reserves to the extent such reserves do not constitute an obligation); and

(ii) Guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, Stock or dividends of any other Person; and

(iii) obligations under any other contract in connection with any borrowing which, in effect, is substantially equivalent to a guarantee; and

(iv) obligations with respect to any redeemable preferred Stock which is required or scheduled to be redeemed within one year from the date of calculation.

Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Total Debt of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Voting Stock” shall mean, with respect to any Person, the capital stock, cooperative membership interests or accounts or other equity interests having ordinary voting power for the election of directors of such Person.

(b) Paragraph 10 is hereby further modified and amended by deleting the definitions of “Bridge Credit Agreement”, “CoBank Additional Debt”, “Debt Repurchase Agreement”, “Repurchase Release Date” and “Young Pecan” therefrom in their entirety.

B. Conditions of Effectiveness. Upon satisfaction of the following, the effective date of this Amendment shall be March 10, 2004. This Amendment shall become effective when, and only when,

1. Prudential shall have received all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Noteholders:

(a) executed originals of this Amendment;

(b) executed originals of the Supplement to Subsidiary Guaranty Agreement and Supplement to Contribution Agreement for Agvestments, Inc. and AgraTech Seeds, Inc.;

(c) executed originals of the amended and restated Series B Exchange Notes and the amended and restated Series C Exchange Notes, each in the form attached hereto as Exhibit A;

(d) a certified copy of the Bank Agreement (as defined herein), together with evidence satisfactory to Prudential that the Bank Agreement has been duly executed, delivered and has taken effect, and all conditions precedents thereto have been satisfied

(e) true and correct copies of the Senior Unsecured Note Documents (as defined herein), duly executed by all parties thereto, in form and substance satisfactory to Prudential, and evidence that (i) the aggregate principal amount of the issued Senior Unsecured Notes (as defined herein) is at least $200,000,000,(ii) the Senior Unsecured Note Documents are in full force and effect and (iii) the Company has received the net proceeds of the Senior Unsecured Notes;

(f) a true and correct copy of the Security Agreement (as defined herein), duly executed by all parties thereto;

(g) executed originals of the Intercreditor Agreement (as defined herein);

(h) a favorable written opinion from (i) Alston & Bird LLP, special counsel for the Company and each other Related Party, dated as of and delivered on the date of execution of this Amendment, satisfactory to Prudential, and (ii) J. David Dyson, Esq., General Counsel, Vice President, and Secretary of the Company, dated as of and delivered on the date of execution of this Amendment, satisfactory to the Prudential;

(i) for each of the Related Parties (i) a copy of its organizational papers, certified as true and correct by the Secretary of State of the state of its incorporation. (ii) certificates from the Secretaries of State of those states in which it is legally required to qualify to transact business as a foreign corporation, certifying its good standing as a corporation in such states, and (iii) a copy of its bylaws and the resolutions passed by its Board of Directors authorizing its execution and delivery of and the performance of the obligations under this Amendment, each certified by its Secretary or Assistant Secretary, on behalf of and under its seal, to be true and correct;

(j) a certificate of insurance in a form satisfactory to Prudential which provides a listing of all the Company’s insurance policies and the amount of coverage provided thereby;

(k) a “date-down certificate” for each ALTA mortgagee’s Policy of Title Insurance previously delivered in connection with the Real Property Mortgages, in form and substance acceptable to Prudential, together with a modification agreement for each such Real Property Mortgage, in each case in form and substance acceptable to Prudential; and

(l) a certified copy of that certain First Amended and Restated Credit Agreement, dated as of January 29, 2003, between the Company and CoBank, ACB (together with all amendments and modifications thereto, the “CoBank Agreement”); together with evidence satisfactory to Prudential that the required amendment to the CoBank Agreement has been duly executed, delivered and has taken effect, and all conditions precedents thereto have been satisfied.

2. The Company shall have paid an amendment fee payable to Prudential in an amount equal to $250,000 which fee shall be fully earned as of such date and non-refundable when paid.

3. Except as previously disclosed to Prudential in writing, the representations and warranties contained herein shall be true or and as of the date hereof, and there shall exist on the date hereof no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since June 28, 2003; and the Company shall have delivered to Prudential an Officer’s Certificate to such effect.

C. Representations and Warranties.

1. Except as previously disclosed to Prudential in writing, the Company hereby repeats and confirms each of the representations and warranties made by it in paragraph 8 of the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to “this Agreement”, “hereof”, “hereunder”, “thereof”, “thereunder” and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

2. The Company further represents and warrants as follows:

(a) (i) Neither the Company nor any Affiliate (as defined herein) of the Company is in violation of any Anti-Terrorism Law (as defined herein) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(ii) Neither the Company nor any Affiliate of the Company is a Blocked Person (as defined herein):

(iii) Neither the Company nor any Affiliate of the Company (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(b) The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its charter or by-laws, (ii) law or (iii) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

(c) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

(d) This Amendment constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

(e) Except as provided below, there are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement, as amended by this Amendment. However, the Company has been named as a defendant in the class action litigation described in Exhibit B attached hereto. The Company will vigorously defend this lawsuit as it believes the claims set forth therein have no merit.

D. Miscellaneous.

1. Reference to and Effect on the Note Agreement.

(a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Note Agreement, and each reference in any other document to “the Note Agreement”, “thereunder”, “thereof” or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

(b) Except as specifically amended and waived above, the Note Agreement, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

2. Costs and Expenses. The Company agrees to pay on demand all costs and expenses incurred by Noteholder in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

5. Estoppel. To induce Prudential to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor or the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Amendment.

6. Related Documents. This Amendment shall be deemed to be a Related Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GOLD KIST INC.

By:	/s/ Stephen O. West
Stephen O. West
Treasurer

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Billy Greer
Name: Billy Greer
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as asset manager for Gateway Recovery Trust

By:	/s/ Gwendolyn Foster
Name: Gwendolyn Foster
Title: Vice President

CONSENT OF GUARANTORS

We, the undersigned, each as a Guarantor pursuant to that certain Amended and Restated Subsidiary Guaranty dated as of the 27th day of September, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby each (a) acknowledge receipt of a copy of the foregoing Fourth Amendment to Note Agreement, and (b) acknowledge, consent and agree that (i) the Guaranty remains in full force and effect, and (ii) the execution and delivery of the foregoing Fourth Amendment to Note Agreement and any and all documents executed in connection therewith shall not alter, amend, reduce or modify our respective obligations and liabilities under the Guaranty.

AGRATRADE FINANCING, INC.

By:	/s/ Stephen O. West
Title:	Treasurer

CROSS EQUIPMENT COMPANY, INC.

By:	/s/ Stephen O. West
Title:	Treasurer

GK FINANCE CORPORATION

By:	/s/ Stephen O. West
Title:	Vice President

(GUARANTOR SIGNATURES CONTINUE ON NEXT PAGE)

GK PEANUTS, INC.

By:	/s/ Stephen O. West
Title:	Treasurer

GK PECANS, INC.

By:	/s/ Stephen O. West
Title:	Treasurer

LUKER INC.

By:	/s/ Stephen O. West
Title:	Treasurer

AGRATECH SEEDS INC.

By:	/s/ Stephen O. West
Title:	Treasurer

AGVESTMENTS, INC.

By:	/s/ Stephen O. West
Title:	Treasurer